SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                            ________________________

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        November 28, 1995
                                                -----------------------------



                             Travelers Group Inc.
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             (Exact name of registrant as specified in its charter)


     Delaware                 1-9924                        52-1568099
     --------------        ----------------               ---------------
     (State or other         (Commission                    (IRS Employer
     jurisdiction of         File Number)                   Identification No.)
     incorporation)


            388 Greenwich Street, New York, New York          10013
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               (Address of principal executive offices)        (Zip Code)



                                 (212) 816-8000
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              (Registrant's telephone number, including area code)









































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                              TRAVELERS GROUP INC.
                           Current Report on Form 8-K


Item 5.  Other Events.


          On November 28, 1995, The Travelers Insurance Group Inc. ("TIGI"), an indirect wholly owned subsidiary of the Registrant, entered into an agreement with Aetna Life and Casualty Company ("Aetna") to purchase Aetna's domestic property and casualty insurance operations for approximately $4.0 billion in cash, subject to certain adjustments. The agreement, which is subject to various regulatory approvals, provides for the purchase by TIGI or a subsidiary of all of the outstanding capital stock of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company. The transaction is expected to be completed by the end of March 1996.

          The Registrant expects to form a new holding company that will own the property and casualty operations purchased from Aetna and the existing property and casualty operations of The Travelers Indemnity Company, a subsidiary of TIGI. The Registrant expects to capitalize the new company by raising funds from the issuance of approximately $800 million of senior debt of the Registrant and contributing approximately $1.1 billion to the new company. In addition, it is anticipated that the new company will finance the transaction with additional capital raised through private and/or public debt and equity offerings, including a $200 million equity investment from Aetna, and from bank facilities.










































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

                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated: December 4, 1995
                                             TRAVELERS GROUP INC.



                                             By:  /s/ Charles O. Prince, III
                                                --------------------------------
                                                    Charles O. Prince, III
                                                    Senior Vice President









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